Exhibit 10.1

Purchase Agreement

This Purchase Agreement (“Agreement”) is made and entered into as of March 9, 2017, between Banyan Rail Services Inc., a Delaware corporation (“Seller”), and Patriot Equity, LLC, a Florida limited liability company (“Purchaser”).

Whereas, Banyan Medical Partners LLC, a Delaware limited liability company (“BMP”), is a wholly-owned subsidiary of Seller;

Whereas, Banyan Surprise Plaza LLC, an Arizona limited liability company (“BSP”), is a wholly-owned subsidiary of BMP;

Whereas, Banyan Third Street LLC, an Arizona limited liability company (“BTS”), is a wholly-owned subsidiary of BMP;

Whereas, Seller desires to sell, and Purchaser desires to purchase, BMP, including its wholly-owned subsidiaries.

Now, Therefore, in consideration of the mutual covenants and conditions hereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Purchase of BMP. Seller hereby sells to Purchaser and Purchaser hereby purchases, all of the outstanding limited liability company interests of BMP (the “Interests”).

2.       Purchase Price. BMP issued a demand note to Boca Equity Partners LLC, a Delaware limited liability company, dated March 9, 2017, in the original principal amount of $277,756 (the “Note”). The Note will remain a liability of BMP and Seller will have no further liability under the Note. The assumption of the Note constitutes the consideration for Purchaser’s purchase of the Interests.

3.       Representations and Warranties of Seller. Seller hereby warrants and represents that:

(a)     Seller is the owner of the Interests, has good and marketable title to the Interests and the Interests are not subject to any mortgage, pledge, encumbrance, security interest or other lien. There are no contractual restrictions on the transfer of any of the Interests. Seller is not a party to any agreement, written or oral, creating rights in respect to the Interests in any third person or relating to the voting of the Interests. There are no existing warrants, options, stock purchase agreements, redemption agreements, calls or rights to subscribe of any character relating to the Interests. Seller hereby transfers good and marketable title and all other rights and interests in the Interests free and clear of any liens or encumbrances. BMP is the owner of all of the outstanding limited liability company interests of BSP and BTS (the “Subsidiary Interests”), has good and marketable title to the Subsidiary Interests and the Subsidiary Interests are not subject to any mortgage, pledge, encumbrance, security interest or other lien. There are no contractual restrictions on the transfer of any of the Subsidiary Interests. None of Seller, BMP or BTS is a party to any agreement, written or oral, creating rights in respect to the Subsidiary Interests in any third person or relating to the voting of the Subsidiary Interests. There are no existing warrants, options, stock purchase agreements, redemption agreements, calls or rights to subscribe of any character relating to the Subsidiary Interests.

(b)   This Agreement is a legal, valid and binding obligation of Seller. Seller has the authority to enter into this Agreement and to perform its obligations under this Agreement. Seller’s sale of the Interests does not violate any agreement that is binding on Seller.

(c)   BSP has entered into a purchase and sale agreement with RK-WEM, LLC dated August 8, 2016 to acquire a property commonly known as the Surprise Medical Plaza in Surprise, Arizona (the “Surprise Purchase Agreement”). BSP is not in breach of the Surprise Purchase Agreement and the Surprise Purchase Agreement is enforceable against the parties to the agreement.

4.      Representations and Warranties of Purchaser. Purchaser hereby represents and warrants that:

(a)    This Agreement is a legal, valid and binding obligation of Purchaser. Purchaser has the authority to enter into this Agreement and to perform its obligations under this Agreement. Purchaser’s purchase of the Interests does not violate any agreement that is binding on Purchaser.

(b)    Purchaser either alone or with his financial advisor(s) has the necessary knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of Purchaser’s participation in the transactions contemplated by this Agreement.

(c)    Purchaser is acquiring the Interests for its own account with the present intention of holding the Interests for purposes of investment and has no intention of selling such Interests in a public distribution that would violate applicable federal or state securities laws.

5.     Further Acts. Each party shall, upon the reasonable request of the other party, execute and deliver in proper form any instruments or documents and perform any acts necessary or desirable to satisfy or perform his obligations hereunder or perfect in the other party title to all items intended to be transferred under the terms of this Agreement.

6.     General Provisions.

(a)   Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b)   Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

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(c)    Governing Law. This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of Florida.

(d)    Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes and all of which will be collectively one agreement.

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In Witness Whereof, this Agreement has been executed by the parties on the date first above written.

Seller:

Banyan Rail Services Inc.

/s/ Paul S. Dennis
By Paul S. Dennis, Interim President and CEO

Purchaser:

Patriot Equity, LLC

/s/ Gary O. Marino
By Gary O. Marino, Managing Member

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